UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2015

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 15, 2015, The J. M. Smucker Company (the “Company”) issued a press release announcing that, effective March 1, 2016, Barry C. Dunaway, President, International and Chief Administrative Officer, will assume the position of President, Big Heart Pet Food and Snacks, and David J. West, President, Big Heart Pet Food and Snacks, will assume the position of Strategic Advisor to the Executive Committee of the Board of Directors (the “Board”) of the Company until his employment agreement with the Company (the “West Employment Agreement”) expires on April 30, 2016. Mr. West will continue to serve as a director on the Board.

In addition, the Company announced that Vincent C. Byrd, Vice Chairman, will retire on June 10, 2016. Mr. Byrd will continue to serve as a director on the Board for the remainder of his current term.

The Company also announced that, effective January 1, 2016, Mark R. Belgya, Senior Vice President and Chief Financial Officer, will have expanded responsibilities that will also include the Company’s Government and Industry Affairs, Information Services, and Corporate Strategy departments.

(e) As noted above, effective March 1, 2016, Barry C. Dunaway, President, International and Chief Administrative Officer, will assume the position of President, Big Heart Pet Food and Snacks, and David J. West, President, Big Heart Pet Food and Snacks, will assume the position of Strategic Advisor to the Executive Committee of the Board. In connection with this change in Mr. West’s role and duties, the Company and Mr. West have entered into an employment agreement consent to change in role (the “Consent to Change in Role”), pursuant to which the parties acknowledge and agree that such change will not trigger or be deemed a termination for Good Reason, as such term is defined in Section 4(f) of the West Employment Agreement.

The foregoing description of the Consent to Change in Role does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent to Change in Role, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

Copies of the press releases issued by the Company, each dated December 15, 2015, announcing these organizational changes are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement Consent to Change in Role, dated December 11, 2015, by and between The J. M. Smucker Company and David J. West.
99.1	Press Release issued by The J. M. Smucker Company, dated December 15, 2015, announcing several executive appointments.
99.2	Press Release issued by The J. M. Smucker Company, dated December 15, 2015, announcing the retirement of Vincent C. Byrd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Vice President, General Counsel and Corporate Secretary

Date: December 15, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Agreement Consent to Change in Role, dated December 11, 2015, by and between The J. M. Smucker Company and David J. West.
99.1	Press Release issued by The J. M. Smucker Company, dated December 15, 2015, announcing several executive appointments.
99.2	Press Release issued by The J. M. Smucker Company, dated December 15, 2015, announcing the retirement of Vincent C. Byrd.